UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

On August 5, 2008, PPL Corporation ("PPL" or the "Company") shut down Unit No. 1 at its Montour coal-fired generating facility.  The action was taken following damage to a portion of the wooden frame substructure (“Substructure”) that contains a system of piping and other equipment that delivers hot water to the cooling tower for cooling.  The Substructure surrounds the base of the cooling tower but is separate from the concrete tower structure.  A small portion of the Substructure collapsed. No damage was done to the concrete tower structure.  No persons were injured as a result of the collapse and responsible environmental and regulatory authorities have confirmed that no harmful substances were released into the environment as a result of the collapse.

After completing a comprehensive evaluation of the Substructure and cooling tower, the Company has determined to replace the entire Substructure, which was otherwise scheduled to be replaced beginning in 2011.  During replacement construction, the Unit No. 1 generator will be operated utilizing temporary portable equipment that can perform the same function as the cooling tower and Substructure.  As a result, it is anticipated that the Unit No. 1 generator will be returned to full capacity by the end of the third quarter of 2008.  Construction to replace the Substructure is currently anticipated to be complete in early December 2008.

The Company’s current estimate, as a result of this outage, is that its net income for 2008 could be reduced by approximately $30 million, primarily due to reduced electricity sales, the cost of replacement power purchases and incremental operating and maintenance cost, and that its capital expenditures for 2008 will increase by approximately $20 million.  There can be no assurance, however, that actual costs may not be greater than estimated or that the full amount of estimated tax, insurance or other benefits will be fully realized.

Based on its current estimate, the Company is revising its forecast of earnings from ongoing operations for 2008 to a range of $2.17 to $2.27 per share from the range of $2.25 to $2.35 per share reported on August 1, 2008 and, reflecting special items recorded through June 30, 2008, the Company is revising its forecast of reported earnings for 2008 to a range of $2.25 to $2.35 per share from the range of $2.33 to $2.43 per share reported on August 1, 2008.

Statements contained in this Form 8-K, including statements with respect to future earnings, are “forward-looking statements” within the meaning of the federal securities laws.  Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:  The actual cost and time required to complete anticipated repairs, the actual cost of temporary cooling equipment, the actual amount of insurance recoveries, the extent of available tax benefits and the actual cost of replacement power.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr. J. Matt Simmons, Jr. Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ J. Matt Simmons, Jr. J. Matt Simmons, Jr. Vice President and Controller

Dated:  August 25, 2008